UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934

February 5, 2019
Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
---------------------------------	------------------------	----------------------
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
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(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2019, the Board of Directors of the Company adopted amendments to the Company’s Bylaws, effective immediately. The Board adopted an amendment to Section 2.02 “Annual Meeting” to remove references to the annual meeting of shareholders being held on the second Wednesday of February each year, such that the annual meeting of shareholders shall be held at such place, on such date and at such time as the Board of Directors shall determine by resolution. The Board adopted an amendment to Section 3.06 “Resignation and Removal” to clarify that a director may resign at any time from the Board of Directors by giving written notice to the Secretary of the Company rather than to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Company. The Board removed Section 4.01 “First Meeting” that required the newly elected Board of Directors to hold a meeting immediately following the annual meeting of shareholders. The Board adopted an amendment to Section 8.01 “Officers” and added Section 8.09 “Division Presidents” to add that Division Presidents will be elected as officers of the Company. Finally, several other sections of the Bylaws were amended to clarify or remove outdated provisions and conform certain provisions based on the amendments mentioned above. The Amended and Restated Bylaws (as of February 5, 2019) reflecting all amendments adopted by the Board are filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

          At the company’s 2019 annual meeting of shareholders on February 6, 2019, of the 116,888,646 total shares of common stock outstanding and entitled to vote, a total of 106,806,169 shares were represented, constituting a 91.37% quorum.  The final results for each of the matters submitted to a vote of our shareholders at the annual meeting are as follows:

Proposal No. 1:   All of the board’s nominees for director were elected by our shareholders to serve until the company’s 2020 annual meeting of shareholders or until their respective successors are elected and qualified, with the vote totals as set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Robert W. Best	91,187,185	1,740,776	147,581	13,730,627
Kim R. Cocklin	91,410,256	1,520,862	144,424	13,730,627
Kelly H. Compton	92,589,792	328,552	157,198	13,730,627
Sean Donohue	92,508,204	404,668	162,670	13,730,627
Rafael G. Garza	92,342,179	572,471	160,892	13,730,627
Richard K. Gordon	90,472,191	2,440,993	162,358	13,730,627
Robert C. Grable	92,153,527	759,750	162,265	13,730,627
Michael E. Haefner	91,931,001	981,993	162,548	13,730,627
Nancy K. Quinn	90,447,865	2,474,905	152,772	13,730,627
Richard A. Sampson	92,619,652	291,772	164,118	13,730,627
Stephen R. Springer	91,234,701	1,682,405	158,436	13,730,627
Diana J. Walters	89,409,780	3,514,633	151,129	13,730,627
Richard Ware II	91,125,334	1,779,502	170,706	13,730,627

Proposal No. 2:  The appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal 2019 was ratified by our shareholders, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
105,278,415	1,317,042	210,712	—

Proposal No. 3:  Our shareholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers for fiscal 2018, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
88,602,825	4,094,917	377,800	13,730,627

Proposal No. 4:  A shareholder proposal requesting the Company to provide a report on methane emissions was not approved, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
32,041,489	59,983,269	1,050,784	13,730,627

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Atmos Energy Corporation (as of February 5, 2019)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: February 11, 2019	By: /s/ KAREN E. HARTSFIELD
Karen E. Hartsfield
Senior Vice President, General Counsel
and Corporate Secretary